Exhibit 8.1

List of Consolidated and Associated Companies at December 31, 2004

A. Fully Consolidated

		Share held (in %)		Ownership Interest (in %)
		Directly	Indirectly
Name of Company	Country	2004	2004	2004
Aidi Center S.P.R.L.	Belgium	—	100.0	100.0
Alfa-Beta Vassilopoulos S.A.	Greece	—	50.6	50.6
Aniserco S.A.	Belgium	72.2	27.8	100.0
Athenian Real Estate Development, Inc.	United States	—	100.0	100.0
Atlas A.S.	Czech Republic	—	100.0	100.0
ATTM Consulting and Commercial, Ltd.	Cyprus	100.0	—	100.0
Boney Wilson & Sons, Inc.	United States	—	100.0	100.0
Delhaize America, Inc.	United States	80.6	19.4	100.0
Delhaize Deutschland GmbH	Germany	100.0	—	100.0
Delhaize Finance B.V.	The Netherlands	—	100.0	100.0
Delhaize Insurance Comp., Inc.	United States	—	100.0	100.0
Delhaize Luxembourg	Luxembourg	100.0	100.0	100.0
Delhaize The Lion America, Inc.	United States	100.0	—	100.0
Delhaize The Lion Coordination Center S.A.	Belgium	100.0	—	100.0
Delhaize “The Lion” Nederland B.V.	The Netherlands	—	100.0	100.0
Delhaize The Lion Pacific, PLC	Thailand	100.0	—	100.0
Delhome S.A.	Belgium	80.0	20.0	100.0
Delimmo S.A.	Belgium	100.0	—	100.0
Delnemo A.S.	Czech Republic	—	100.0	100.0
Delrest, Inc.	United States	—	100.0	100.0
Delshop S.A.	Belgium	100.0	—	100.0
Delvita A.S.	Czech Republic	—	100.0	100.0
Delvita SK, S.R.O.	Slovakia	—	100.0	100.0
Distra S.A.	Belgium	100.0	—	100.0
DZA Brands, LLC	United States	—	100.0	100.0
ENA S.A.	Greece	—	100.0	50.6
Essex Realty Corp., Inc.	United States	—	100.0	100.0
FL Food Lion, Inc.	United States	—	100.0	100.0
Food Lion, LLC	United States	—	100.0	100.0
Golden Power 95 Com S.R.L.	Romania	—	100.0	100.0
Hannabro, Co.	United States	—	100.0	100.0
Hannaford Bros., Co.	United States	—	100.0	100.0
Hannaford Licensing Corp.	United States	—	100.0	100.0
Hannaford Procurement Corp.	United States	—	100.0	100.0
Hannaford Trucking Company, Inc.	United States	—	100.0	100.0
J.H. Harvey Co., LLC	United States	—	100.0	100.0	(1)
Kash n’ Karry Food Stores, Inc.	United States	—	100.0	100.0
Lithia Springs, LLC	United States	—	60.0	60.0
Martin’s Food of South Burlington, Inc.	United States	—	100.0	100.0
Mega Doi, S.A.	Romania	—	99.9	99.9
Mega Dolphin, S.A.	Romania	—	100.0	100.0
Mega Image, S.A.	Romania	—	100.0	100.0
NP Lion Leasing & Consulting, Ltd.	Cyprus	100.0	—	100.0
Plain Street Properties, Inc.	United States	—	100.0	100.0
Points Plus Punten S.A.	Belgium	100.0	—	100.0
Progressive Distributors, Inc.	United States	—	100.0	100.0
P.T. Lion Super Indo, LLC	Indonesia	—	51.0	51.0
Redelcover S.A.	Luxembourg	—	100.0	100.0
Regab B.V.	The Netherlands	—	100.0	100.0
Risk Management Services, Inc.	United States	—	100.0	100.0
Serdelco S.A.	France	—	100.0	100.0
Shop ’n Save — Mass., Inc.	United States	—	100.0	100.0

		Share held (in %)		Ownership Interest (in %)
		Directly	Indirectly
Name of Company	Country	2004	2004	2004
Super Dolphin S.A.	Romania	—	—	—
Svemark B.V.	The Netherlands	—	100.0	100.0
The Pride Reinsurance Company, Ltd.	Ireland	—	100.0	100.0
Vadis S.P.R.L.	Belgium	—	100.0	100.0
Victory Distributors, Inc.	United States	—	100.0	100.0
Wambacq & Peeters S.A.	Belgium	85.0	—	85.0
Warenhuizen Trouken-Peeters S.A.	Belgium	100.0	—	100.0
Wintrucks S.A.	Belgium	20.0	80.0	88.0

B. Associated Companies

Accounted for under the equity method:
Super Discount Markets, Inc. (2)	United States	—	60.0	60.0
Debarry Center (3)	United States	—	50.0	50.0
Delhaize The Lion Asia, Ltd. (3)	Hong Kong	100.0	—	100.0
Delhaize Siam, Ltd.	Thailand	—	100.0	100.0
Food Lion Thailand, Ltd.	Thailand	—	100.0	100.0
Food Lion (Thailand), Inc.	United States	—	100.0	100.0
Lion Garden Food Company, Ltd.	Thailand	—	100.0	100.0

(1)	Delhaize Group acquired Harveys in October 2003.
(2)	On November 12, 2001, SDM filed for protection under Chapter 11 of the United States bankruptcy code and is in liquidation. See Note 19 to the Company’s consolidated financial statements. Since the filing for bankruptcy, SDM is accounted for under the equity method for a value of zero.
(3)	In liquidation.